                                                                  Exhibit 13.(c)


                                   FORM OF
                          MASTER SERVICES AGREEMENT


THIS AGREEMENT is made as of ________, 2002, by and between INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation ("ICCC") and RREEF RReal Estate Securities Fund, a series of RREEF Securities Trust listed in Appendix I attached hereto (the "Fund"). The Fund is a Delaware Business Trust, (the "Trust").

                               W I T N E S E T H:

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund desires to retain ICCC to provide certain services on behalf of the Fund and with respect to the Trust's portfolio (the "Portfolio"), as set forth in the Appendices to this Agreement, and ICCC is willing so to serve.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Fund hereby appoints ICCC to perform such services and to serve such functions on behalf of the Fund as set forth in the Appendices to this Agreement, on the terms set forth in this Agreement and the Appendices hereto. ICCC accepts such appointment and agrees to furnish such services and serve such functions. The Fund may have currently outstanding one or more series, classes, or funds (where applicable) of its shares of common stock, par value $.001 per share ("Shares") and may from time to time hereafter issue separate series, classes, or funds (where applicable) of its Shares or classify and reclassify Shares of any series, class, or funds and the appointment effected hereby shall constitute appointment for the provision of services with respect to all existing series, classes or funds (where applicable) and any additional series, classes or funds established at a later time unless the parties shall otherwise agree in writing.

2. Delivery of Documents. The Fund has furnished ICCC with copies properly certified or authenticated of the following documents and will furnish ICCC from time to time with copies, properly certified or authenticated, of all amendments of or supplements thereto, if any:

(a) Resolutions of the Fund's Board of Trustees authorizing the appointment of ICCC to act in such capacities on behalf of the Fund as set forth in the Appendices to this Agreement, and the entering into of this Agreement by the Fund;

         (b) The Fund's Declaration of Trust and all amendments thereto (the "Charter")and the Fund's By-Laws and all amendments thereto (the "By-Laws");

         (c) The Trust's Declaration of Trust and all amendments thereto (the "Charter") and the Trust's By-Laws and all amendments thereto (the "By-Laws");

         (d) The Fund's most recent Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") and under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") relating to the Shares; and

(d) Copies of the Fund's most recent prospectus or prospectuses, including amendments and supplements thereto (collectively, the "Prospectus").

3. Services to be Provided; Fees. During the term of this Agreement, ICCC shall perform the services and act in such capacities on behalf of the Fund as set forth herein and in the Appendices to this Agreement. For the services performed by ICCC for the Fund, the Fund will compensate ICCC in such amounts as may be agreed to from time to time by the parties in writing.

4. Records. The books and records pertaining to the Fund and that are in the possession of ICCC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. The Fund's authorized representatives, shall have access to such books and records at all times during ICCC's normal business hours. Upon the reasonable request of the Fund, ICCC shall provide copies of any such books and records to the Fund or to the authorized representative of the Fund at each of the Fund's expense.

5. Cooperation with Accountants. In addition to any obligations set forth in an Appendix hereto, ICCC shall cooperate with the independent accountants of the Fund and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of such accountants' opinion of the Fund's financial statements or otherwise, as such may be required by the Fund from time to time.

6. Compliance with Governmental Rules and Regulations. The Fund assumes full responsibility for insuring that the Fund and the Portfolio comply with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934(the "1934 Act"), the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction. ICCC undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the Commodities Exchange Act (if applicable), and all laws, rules and regulations of governmental authorities having jurisdiction with respect to the performance by ICCC of its duties under this Agreement, including the Appendices hereto.

7. Expenses. (a) ICCC shall bear all expenses of its employees and overhead incurred in connection with its duties under this Agreement and shall pay all salaries and fees of the Fund's trustees and officers who are employees of ICCC.

         (b) The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, as applicable, including, without limitation: the fees for investment advisory services, the fees of the administrator and distributor; the charges and expenses of any registrar, any custodian or depositary appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to federal, state or other governmental agencies; the cost and expense of engraving or printing of stock certificates representing Shares; all costs and expenses in connection with maintenance of registration of the Fund and its Shares with the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the expenses of printing, including typesetting, and distributing prospectuses of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders', directors', and trustees' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of directors, trustees or members of any advisory board or committee other than such directors, trustees or members who are "interested persons" of the Fund (as defined in the 1940 Act); all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in Shares or in cash; charges and expenses of any outside service used for pricing of the Shares; charges and expenses of legal counsel, including counsel to the Trustees of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act), and of independent accountants, in connection with any matter relating to the Fund; a portion of membership dues of industry associations; interest payable on the Fund's borrowings; postage; insurance premiums on property or personnel (including officers, directors, and trustees) of the Fund which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

8. Liability; Indemnification. Neither ICCC nor any of its officers, directors or employees shall be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement, including the Appendices hereto, relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its or their part in the performance of, or from reckless disregard by it or them of, its or their obligations and duties under this Agreement. The Fund agrees to indemnify and hold harmless ICCC and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, all as currently in existence or as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which ICCC takes or does or omits to take or do at the request or on the direction of or in reliance on the advice of the Fund or their outside counsel; provided, that neither ICCC nor any of its nominees shall be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of ICCC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. Notwithstanding anything else in this Agreement or any Appendix hereto to the contrary, ICCC shall have no liability to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer as a consequence of ICCC's performance of the services provided in this Agreement or any Appendix hereto.

9. Responsibility of ICCC. ICCC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by ICCC in writing. In the performance of its duties hereunder, ICCC shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing services provided for under this Agreement, but ICCC shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of ICCC or reckless disregard by ICCC of its duties under this Agreement. Notwithstanding anything in this Agreement to the contrary, ICCC shall have no liability to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of ICCC's performance of the services provided hereunder.

10. Non-Exclusivity. The services of ICCC to the Fund are not to be deemed exclusive and ICCC shall be free to render accounting or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that directors, officers or employees of ICCC may serve as directors or officers of the Fund, and that directors or officers of the Fund may serve as directors, officers and employees of ICCC to the extent permitted by law; and that directors, officers and employees of ICCC are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, directors or officers of any other firm or corporation, including other investment companies.

11. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Fund at 75 North Michigan Avenue, 41st Floor, Chicago, Illinois 60611, Attention: Fund Counsel, or to ICCC at One South Street, Baltimore, Maryland 21202, Attention:____________.

12. Miscellaneous. (a) This Agreement shall become effective as of the date first above written and shall remain in force until terminated. This Agreement, or any Appendix hereto, may be terminated at any time without the payment of any penalty, by either party hereto on sixty (60) days' written notice to the other party.

(b) This Agreement shall be construed in accordance with the laws of the State of Delaware.

(c) If any provisions of this Agreement shall be held or made invalid in whole or in part, the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by mutual consent of the parties with such valid provisions which in their economic effect come as close as legally possible to such invalid provisions.

(d) Except as otherwise specified in the Appendices hereto, ICCC shall be entitled to rely on any notice or communication believed by it to be genuine and correct and to have been sent to it by or on behalf of the Fund.

(e) ICCC agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its prior, present, or potential shareholders, except, after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where ICCC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

(f) Any part of this Agreement or any Appendix attached hereto may be changed or waived only by an instrument in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                         RREEF Securities Trust, RREEF RReal Estate Securities Fund



                                 ------------------------------------
                          By:    ____________________________________
                          Title: ____________________________________


                         INVESTMENT COMPANY CAPITAL CORP.


                                 ------------------------------------
                          By:    ____________________________________
                          Title: ____________________________________

                                                                      Appendix I
                                                                  As of __, 2002



                            SERVICES PROVIDED BY ICCC


RREEF Securities Trust        Transfer Agency      Accounting Services     Administration Services
RREEF RReal Estate
  Securities Fund


                                                                     Appendix II


                        ADMINISTRATION SERVICES APPENDIX

                                       to

                            MASTER SERVICES AGREEMENT


This Appendix is dated as of ________, 2002, and is hereby incorporated into and made a part of the Master Services Agreement dated as of _________, 2002 (the "Master Services Agreement") between RREEF Securities Trust RREEF RReal Estate Securities Fund and Investment Company Capital Corp. ("ICCC"). Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

1. Services to be provided. ICCC will perform the following services on an ongoing basis.

         (a) supervise and manage all aspects of the Fund's operations, other than portfolio management and distribution; (b) provide the Fund with such executive, administrative, clerical and bookkeeping services as are deemed advisable by the Fund's Board of Directors;

         (c) provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery, supplies and similar items for any offices as are deemed advisable by the Fund's Board of Directors;

         (d) supervise the operations of the Fund's transfer and dividend -disbursing agent;

         (e) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, proxy material, tax returns, reports to the Fund's shareholders and reports to and filings with the SEC and state Blue Sky authorities; and

         (f) provide, at its expense and without cost to the Fund, the services of one or more officers of the Fund.

2. Fees. For the service performed by ICCC for the Fund pursuant to this Appendix, the Fund will pay ICCC compensation for such services as the parties may agree to from time to time in writing.

                                                                    Appendix III



                        TRANSFER AGENCY SERVICES APPENDIX

                                       to

                            MASTER SERVICES AGREEMENT


         This Appendix is dated as of _______,2002, and is hereby incorporated into and made a part of the Master Services Agreement dated ________,2002 (the "Master Services Agreement") between RREEF Securities Trust RREEF RReal Estate Securities Fund and Investment Company Capital Corp. ("ICCC"). Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

1. Definitions.

         (a) "Authorized Person." The term "Authorized Person" shall mean any officer of the Fund and any other person, who is fully authorized by the Fund's Board of Trustees, to give Oral and Written Instructions on behalf of the Fund.

         (b) "Oral Instructions." The term "Oral Instructions" shall mean oral instructions received by ICCC from an Authorized Person or from a person reasonably believed by ICCC to be an Authorized Person.

         (c) "Written Instructions." The term "Written Instructions" shall mean written instructions signed by two Authorized Persons and received by ICCC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Instructions. Unless otherwise provided in this Appendix, ICCC shall act only upon Oral and Written Instructions. ICCC shall be entitled to rely upon any Oral and Written Instruction it receives from an Authorized Person (or from a person reasonably believed by ICCC to be an Authorized Person) pursuant to this Agreement. ICCC may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of the Fund's Declaration of Trust, the Master Services Agreement, or any Appendix attached thereto, or of any vote, resolution or proceeding of the Fund's Board of Trustees or shareholders.

         The Fund agrees to forward to ICCC Written Instructions confirming Oral Instructions so that ICCC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by ICCC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. The Fund further agrees that ICCC shall incur no liability to the Fund in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.

         If ICCC is in doubt as to any action it should or should not take, ICCC may request directions or advice, including Oral or Written Instructions, from the Fund. ICCC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which ICCC believes, in good faith, to be consistent with those directions, advice or Oral of Written Instructions. Notwithstanding the foregoing, ICCC shall have no obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Appendix, the same is a condition of ICCC's properly taking or not taking such action.

3.       Description of Services.

         (a) General Services to be Provided. ICCC shall provide to the Fund the following services on an ongoing basis:

              (i)    Calculate 12b-1 payments;
              (ii)   Maintain proper shareholder registrations;
              (iii) Review new applications and correspond with shareholders, if necessary, to complete or correct information;
              (iv)   Direct payment processing of checks or wires;
              (v) Prepare and certify stockholder lists in conjunction with proxy solicitations; solicit and tabulate proxies; receive and tabulate proxy cards for meetings of the Fund's shareholders;
              (vi)   Countersign securities;
              (vii)  Direct shareholder confirmation of activity;
              (viii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;
              (ix) Mail duplicate confirmation to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with ICCC;
              (x) Provide periodic shareholder lists and statistics to the Fund;
              (xi)   Provide detail for underwriter/broker confirmations;
              (xii)  Mail periodic year-end tax and statement information;
              (xiii) Provide timely notification to investment advisor,
                     accounting agent, and custodian of the Fund's activity; and

              (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time.

(b) Purchase of Shares. ICCC shall issue and credit an account of an investor, in the manner described in the Prospectus, once it receives: (i)a purchase order; (ii) proper information to establish a shareholder account; and (iii) confirmation of receipt by, or crediting of funds for such order to, the Fund's custodian.

(c) Redemption of Shares. ICCC shall redeem the Fund's shares only in accordance with the provisions of the Prospectus and each shareholder's individual directions. Shares shall be redeemed at such time as the shareholder tenders his or her shares and directs the method of redemption in accordance with the terms set forth in the Prospectus. If securities are received in proper form, Shares shall be redeemed before the funds are provided to ICCC. When the Fund provides ICCC with funds, redemption proceeds will be wired (if requested)or a redemption check issued. All redemption checks shall be drawn to the recordholder unless third party payment authorizations have been signed by the recordholder and delivered to ICCC.

(d) Dividends and Distributions. Upon receipt of certified resolutions of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, ICCC shall issue the dividends and distributions in shares, or, upon shareholder election, pay such dividends and distributions in cash. Such issuance or payment shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. The Fund's shareholders shall receive tax forms and other information, or permissible substitute notice, relating to dividends and distributions, paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. ICCC shall maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends and distributions paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

(e) Shareholder Account Services. If authorized in the Prospectus, ICCC shall arrange for the following services, in accordance with the applicable terms set forth in the Prospectus: (i) the issuance of Shares obtained through any pre-authorized check plan and direct purchases through broker wire orders, checks and applications; (ii) exchanges of shares of any fund for Shares of the Fund with which the Fund has exchange privileges; (iii)automatic redemption from an account where that shareholder participates in an automatic redemption plan; and (iv) redemption of Shares from an account with a check writing privilege.

(f) Communications to Shareholders. Upon timely Written Instructions, ICCC shall mail all communications by the Fund to its shareholders, including, reports to shareholders, confirmations of purchases and sales of Shares, monthly or quarterly statements, dividend and distribution notices, and proxy material.

(g) Records. ICCC shall maintain records of the accounts for each shareholder showing the following information: (i) name, address and U.S. Tax Identification or Social Security number; (ii) number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations; (iii) historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account; (iv) any stop or restraining order placed against a shareholder's account; (v) any correspondence relating to the current maintenance of a shareholder's account;
(vi) information with respect to withholdings; and (vii) any information required in order for ICCC to perform any calculations contemplated or required by this Appendix or the Master Services Agreement.

(h) Lost or Stolen Certificates. ICCC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued upon: (i) the shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by ICCC; and (ii) completion of a release and indemnification agreement signed by the shareholder to protect ICCC.

(i) Shareholder Inspection of Stock Records. Upon requests from Fund shareholders to inspect stock records, ICCC will notify the Fund and the Fund shall deliver Oral or Written Instructions granting or denying each such request. Unless ICCC has acted contrary to the Fund's Instructions, the Fund agrees to release ICCC from any liability for refusal or permission for a particular shareholder to inspect the Fund's shareholder records.

(j) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, ICCC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(k) Telephone Transactions. In accordance with the terms of the Prospectus, ICCC shall act upon shareholder requests made by telephone for redemption or exchange of shares; provided that (i) the shareholder has authorized telephone transactions on the Fund's Account Application or otherwise in writing, (ii) if the request is a redemption, the amount to be redeemed does not exceed $50,000 and (iii) ICCC has complied with the identification and other security procedures required by the Fund in connection with telephone transactions.

4. Fees. As compensation for the services performed by ICCC for the Fund pursuant to this Appendix, the Fund will pay to ICCC such amounts as may be agreed to from time to time by the parties in writing.

5. Delegation of Responsibilities. ICCC may subcontract to any third party all or any part of its obligations under this Appendix; provided that any such subcontracting shall not relieve ICCC of any of its obligations under this Appendix. All subcontractors shall be paid by ICCC.

                          ACCOUNTING SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT

This Appendix is dated as of ________, 2002, and is hereby incorporated into and made a part of the Master Services Agreement (the "Master Services Agreement")
(i) between RREEF Securities Trust RREEF RReal Estate Securities Fund and Investment Company Capital Corp. ("ICCC"). Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

1. Accounting Services to be Provided. ICCC will perform the following accounting functions if required:

       (a)    Journalize investment, capital share and income and expense;
       (b) Verify investment buy/sell trade tickets when received from the Fund's investment advisor and transmit trades to the Fund's custodian for proper settlement;
       (c)    Maintain individual ledgers for investment securities;
       (d)    Maintain tax lots for each security;
       (e) Reconcile cash and investment balances with the custodian, and provide the Fund's investment advisor with the beginning cash balance available for investment purposes;
       (f) Update the cash availability throughout the day as required by the Fund's investment advisor;
       (g) Post to and prepare the Fund's Statement of Net Assets and Liabilities and the Statement of Operations;
       (h) Calculate various contractual expenses (e.g., advisor and custody fees);
       (i) Monitor the expense accruals and notify the Fund's management of any proposed adjustments;
       (j) Control all disbursements from the Fund and authorize such disbursements upon written instructions from the President or any other officer of the Fund or the investment advisor;
       (k)    Calculate capital gains and losses;
       (l)    Determine the Fund's net income;
       (m) Obtain security market quotes from independent pricing services approved by the investment advisor, or if such quotes are unavailable, then obtain such prices from the investment advisor, and in either case calculate the market value of portfolio investments;
       (n) Transmit or mail a copy of the daily portfolio valuation to the Fund's investment advisor;
       (o)    Compute the Fund's net asset value;
       (p) As appropriate, compute the yields, total return, expense ratios, portfolio turnover rate;

       (q) Prepare a monthly financial statement, which will include the following items:
              o      Schedule of Investments;
              o      Statement of Net Assets and Liabilities;
              o      Statement of Operations;
              o      Statement of Changes in Net Assets;
              o      Cash Statement;
              o      Schedule of Capital Gains and Losses;
       (r)    Assist in the preparation of:
              o      Federal and State Tax Returns;
              o      Excise Tax Returns;
              o      Annual, Semi-Annual and Quarterly Shareholder Reports;
              o      Rules 24 (e)-2 and 24 (f)-2 Notices;
              o      Annual and Semi-Annual Reports on Form N-SAR;
              o Monthly and Quarterly Statistical Data Information Reports Sent to Performance Tracking Companies;
       (s) Assist in the Blue Sky and Federal registration and compliance process;
       (t)    Assist in the review of registration statements; and
       (u) Assist in monitoring compliance with Sub-Chapter M of the Internal Revenue Code.

2. Records. ICCC shall keep the following records: (a) all books and records with respect to the Fund's books of account; and (b) records of the Fund's securities transactions.

3. Liaison with Accountants. In addition to ICCC's obligations relating to the Fund's independent accountants set forth in the Master Services Agreement, ICCC shall act as liaison with the Fund's independent accountants and shall provide account analyses, fiscal year summaries, and other audit related schedules.

4. Compensation. For services performed by ICCC pursuant to this Appendix, the Fund will pay to ICCC compensation for such services as the parties may agree to from time to time in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Accounting Services Appendix to the Master Services Agreement between RREEF Securities Trust RREEF RReal Estates Securities Fund, Inc.and Investment Company Capital Corp. to be executed in their names and on their behalf by and through their duly authorized officers, as of _________, 2002.



                          RREEF Securities Trust RREEF RReal Estate
                          Securities Fund


                          By:
                              ---------------------------------
                          Name:
                                -------------------------------
                          Title:
                                -------------------------------


                          INVESTMENT COMPANY CAPITAL CORP.


                          By:
                              ---------------------------------
                          Name:
                                -------------------------------
                          Title:
                                -------------------------------